                                                                      EXHIBIT 12

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

            CALCULATION OF RATIO OF EARNINGS TO TOTAL FIXED CHARGES
             AND CALCULATION OF EARNINGS TO TOTAL FIXED CHARGES AND
                        PREFERRED DIVIDEND REQUIREMENTS

                                                                  Years Ended December 31,
                                             -------------------------------------------------------------------
(In Millions)                                       2005          2004          2003          2002          2001
----------------------------------------------------------------------------------------------------------------
Earnings:
Income (loss) from continuing operations     $     314.4   $     420.1   $     370.3   $     350.6   $     184.1
Add (deduct):
  Adjustment for distributions in excess
     of (less than) undistributed equity
     earnings and losses(a)                          0.8          (0.4)         (0.8)         (5.0)         (1.6)
  Income taxes (benefits)                          133.7         164.7         130.3         115.1         108.3
                                             -----------   -----------   -----------   -----------   -----------
                                                   448.9         584.4         499.8         460.7         290.8
                                             -----------   -----------   -----------   -----------   -----------
Fixed Charges:
  Interest and other financial charges              75.0          50.4          43.2          56.5          83.3
  Interest factor attributable to
     rentals(b)                                     28.9          27.0          21.5          19.1          15.6
                                             -----------   -----------   -----------   -----------   -----------
                                                   103.9          77.4          64.7          75.6          98.9
                                             -----------   -----------   -----------   -----------   -----------
Earnings, as adjusted, from continuing
  operations                                 $     552.8   $     661.8   $     564.5   $     536.3   $     389.7
                                             -----------   -----------   -----------   -----------   -----------
                                             -----------   -----------   -----------   -----------   -----------
Fixed Charges:
  Fixed charges above                        $     103.9   $      77.4   $      64.7   $      75.6   $      98.9
  Interest capitalized                                --            --            --            --            --
                                             -----------   -----------   -----------   -----------   -----------
     Total fixed charges                           103.9          77.4          64.7          75.6          98.9
Dividends on preferred stock (pre-income
  tax basis)                                          --            --            --            --            --
                                             -----------   -----------   -----------   -----------   -----------
     Total fixed charges and preferred
       dividend requirements                 $     103.9   $      77.4   $      64.7   $      75.6   $      98.9
                                             -----------   -----------   -----------   -----------   -----------
                                             -----------   -----------   -----------   -----------   -----------
Ratios:
  Earnings, as adjusted, from continuing
     operations to total fixed charges              5.32          8.55          8.72          7.09          3.94
                                             -----------   -----------   -----------   -----------   -----------
                                             -----------   -----------   -----------   -----------   -----------
  Earnings, as adjusted, from continuing
     operations to total fixed charges and
     preferred dividend requirements                5.32          8.55          8.72          7.09          3.94
                                             -----------   -----------   -----------   -----------   -----------
                                             -----------   -----------   -----------   -----------   -----------

Notes:

a) The adjustment for distributions in excess of (less than) undistributed equity earnings and losses represents the adjustment to income for companies in which less than 50% equity is owned.

b) One-third of rental expense is deemed to be representative of the interest factor in rental expense.

c) Prior years amounts have been adjusted to reflect the impact of FHS and NS&S discontinued operations.